Exhibit 5.1

ATTORNEYS AT LAW 777 EAST WISCONSIN AVENUE MILWAUKEE, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX WWW.FOLEY.COM

June 7, 2018

Vicor Corporation

25 Frontage Road

Andover, Massachusetts 01810

Re: Picor Corporation Amended and Restated 2001 Stock Option and Incentive Plan

Ladies and Gentlemen:

We have acted as counsel for Vicor Corporation, a Delaware corporation (the “Company”), in conjunction with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of up to 511,915 shares of common stock, par value $.01 per share, of the Company (the “Shares”) that may be issued pursuant to certain stock options granted under the Picor Corporation Amended and Restated 2001 Stock Option Incentive Plan (the “Plan”), which plan has been assumed by the Company pursuant to that certain Agreement and Plan of Merger, effective as of May 25, 2018, by and between the Company and Picor Corporation.

In connection with our representation, we have examined: (i) the Plan; (ii) the Registration Statement; (iii) the Restated Certificate of Incorporation, as amended, and Bylaws, as amended, of the Company; (iv) resolutions of the Board of Directors of the Company relating to the Plan and the issuance of the Shares thereunder; and (v) such other documents and records as we have deemed necessary to enable us to render this opinion. In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates, and the instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

Based upon and subject to the foregoing, we are of the opinion that the Shares covered by the Registration Statement, when issued and paid for pursuant to the terms and conditions of the Plan, and as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

We hereby consent to the use of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP

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